CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                          SYSTEMS ASSURANCE CORPORATION
                                      INTO
                              UNIDATA SYSTEMS,INC.

                             Pursuant to Section 253
                         of the General Corporation Law
                            of the State of Delaware

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     Unidata Systems, Inc., a Delaware corporation ("Unidata"), hereby certifies as follows:

     FIRST: Unidata was incorporated under the General Corporation Law of the State of Delaware (the "General Corporation Law") on July 16, 1982.

     SECOND: Unidata owns at least ninety percent (90%) of the outstanding shares of Systems Assurance Corporation ("Systems"), a corporation incorporated under the General Corporation Law of the State of Delaware on February 23, 1984.

     THIRD: The merger contemplated by this Certificate of Ownership and Merger is permitted by Section 253 of the General Corporation Law.

     FOURTH: Unidata, by resolutions of its Board of Directors, duly adopted by unanimous written consent dated February 11, 1984, which resolutions are attached hereto as Exhibit 1 and which have not been amended or rescinded and are now in full force and effect, determined to and did merge Systems with and into Unidata.

     IN WITNESS WHEREOF, Unidata has caused this Certificate to be signed by Ronald A. Grant, its President, and attested to by Michael S. Moroney, its Secretary, this 9th day of February, 1984.

                                      UNIDATA, INC.


                                      By:_______________________________________
                                           President
Attest:


By:______________________________
     Secretary



                                    EXHIBIT 1

     WHEREAS, Unidata Systems, Inc., a Delaware corporation ("Unidata"), owns in excess of ninety percent (90%) of the outstanding shares of common stock of Systems Assurance Corporation, a Delaware corporation ("Systems"), which common stock is the only class of stock with shares outstanding; and

     WHEREAS, Unidata wishes to merge Systems into Unidata;

     NOW, THEREFORE, be it:

     RESOLVED that Systems be merged into Unidata pursuant to Section 253 of the General Corporation Law of the State of Delaware ("Merger"), said Merger to become effective upon the filing of a duly executed and acknowledged Certificate of Ownership and Merger with the Secretary of State of Delaware (the date and time of such filing being hereinafter referred to as the "Effective Time of the Merger");

     FURTHER RESOLVED that the terms and conditions of the Merger are as follows:

     9. Systems will Merge with and into Unidata;

     10. At the Effective Time of the Merger, Unidata shall become the surviving corporation (the "Surviving Corporation") and shall acquire all of the assets of and assume all of the liabilities and obligations, if any, of Systems;

     11. At the Effective Time of the Merger, the corporate name of the Surviving Corporation shall be changed to Systems Assurance Corporation;

     12. The outstanding shares of common stock of Systems which shall be issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the owner thereof, be cancelled and cease to exist;

     13. After the Effective Time of the Merger, the shares of common stock of Systems held in the treasury of Systems will be cancelled and cease to exist.

     FURTHER RESOLVED that at the Effective Time of the Merger, the Surviving Corporation shall thereupon and thereafter possess all of the rights, privileges, powers and franchises, and be subject to all of the restrictions, disabilities and duties of each of the constituent corporations, and all property and things in action belonging to each of the constituent corporations shall be vested in the Surviving Corporation without further act or deed, and all debts, liabilities and duties of the respective constituent corporations, if any, shall thenceforth attach to the Surviving Corporation (not pursuant to contract but by operation of law), all in the manner and to the full extent provided by the General Corporation Law of the State of Delaware.

     FURTHER RESOLVED that as of the Effective Time of the Merger the assets and liabilities of Systems shall be taken up or continued, as the case may be, on the books of the Surviving Corporation and the surplus of the constituent corporations which was available for the payment of dividends or of other distributions to stockholders immediately prior to the Merger shall continue to be available to the Surviving Corporation for such payments to the same extent as before the Merger, except as otherwise required by law.

     FURTHER RESOLVED that the proper officers of Unidata be, and they hereby are, directed to make, execute and acknowledge a Certificate of Ownership and Merger which sets forth a copy of the resolutions to merge Systems into Unidata and the date of the adoption thereof,k to cause the same to be filed with the Secretary of State of the State of Delaware, to cause a certified copy thereof to be recorded in the Office of the Recorder of Deeds of New Castle County and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in any wise necessary or proper to effect said Merger.

     FURTHER RESOLVED that the proper officers of the Surviving Corporation be, and they hereby are, authorized and directed to take any action to execute and deliver any and all letters, certificates, documents or other writing that such officer or officers may deem necessary, appropriate or desirable in order to assume the obligations and liabilities, if any, of Systems and to effectuate fully the Merger and to carry out the purposes and intentions of the foregoing resolutions.

     FURTHER RESOLVED that the Certificate of Incorporation and By-Laws of Unidata shall, on and after the effective time of Merger, be the Certificate of Incorporation and By-Laws of the Surviving Corporation, until amended as provided by law, and the corporate name of Unidata shall, on and after the effective time of the Merger, be changed to Systems Assurance Corporation.

     FURTHER RESOLVED that the directors and officers of Unidata shall, on and after the effective time of the Merger, be the directors and officers of the Surviving Corporation until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation or as otherwise provided by law.

     FURTHER RESOLVED that anything herein or elsewhere to the contrary notwithstanding, the Merger may be terminated and abandoned by the Board of Directors of Systems or Unidata at any time prior to the filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.